EXHIBIT TO ITEM 77Q(1)(e)

Copies of any new or amended registrant investment advisory contracts

The following documents are included in Registrant?s 485BPOS, filed on January 30, 2017, and incorporated by reference herein:


(1) Amendment to Investment Advisory Agreement dated February 1, 2017
(2) Investment Sub-Advisory Agreement dated December 1, 2016